Exhibit 99.1

FOR IMMEDIATE RELEASE

Aegion Corporation Announces Appointment
of Phillip D. Wright to Board of Directors

ST. LOUIS, MO, November 10, 2011 – Aegion Corporation (Nasdaq Global Select Market: AEGN) (“Aegion” or the “Company”) today announced the appointment of Phillip D. Wright to its Board of Directors.  Wright brings more than 25 years of management experience in the oil and gas industries.  The addition of Wright increases the size of the Company’s Board of Directors from eight to nine.  Wright also will serve on the Board’s Strategic Planning and Finance Committee and Compensation Committee.

Mr. Wright, 56, currently serves as Senior Vice President – Corporate Development of The Williams Companies, Inc. (NYSE: WMB), an integrated natural gas company with 2010 revenues in excess of $9.5 billion.  Previously, Mr. Wright served as President of Williams Gas Pipeline Company.  Mr. Wright is a former director and chairman of the Interstate Natural Gas Association of America and a former Chairman of the Association of Oil Pipelines of America. He also is the former First Vice Chairman of the Southern Gas Association.

Aegion Corporation’s Chairman of the Board of Directors, Alfred L. Woods, commented, “Phil is a valuable addition to our Board.  His 25 years of oil and gas industry and management experience will be a great addition to our talented and diverse Board.  Phil’s success at Williams Companies, a multi-billion dollar company with extensive holdings in the strategically significant oil and gas sectors, will result in meaningful contributions to our Board’s strategic deliberations and will be a great asset to our Company.”

“We look forward to benefitting from the insight that Phil can provide in helping us achieve our long-term strategic objectives, particularly with respect to Aegion’s continued diversification into high growth and return oil and gas markets,” said Joe Burgess, the Company’s President and Chief Executive Officer.  “His unique perspective as a sitting industry executive will add a new dimension to our already actively engaged Board.”

About Aegion Corporation

Aegion Corporation is a global leader in infrastructure protection, providing proprietary technologies and services to protect against the corrosion of industrial pipelines and for the rehabilitation and strengthening of sewer, water, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures.  More information about Aegion can be found on its internet site at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  We make forward-looking statements in this new release that represent our beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results.  When used in this document, the words, “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission under the name Insituform Technologies, Inc. on February 28, 2011, and in our subsequent quarterly reports on Form 10-Q.  In light of these risks, uncertainties and assumptions, the forward-looking events may not occur.  In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected.  Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise.  Investors should, however, review additional disclosures made by us from time to time in its periodic filings with the Securities and Exchange Commission.  Please use caution and do not place reliance on forward-looking statements.  All forward-looking statements made by us in this news release are qualified by these cautionary statements.

Aegion™ and the Aegion™ logo are the trademarks of Aegion Corporation and its affiliates.

For more information, contact:

David F. Morris
Senior Vice President and Chief Administrative Officer
636-530-8000